                                                                    EXHIBIT 10.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ******. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                              CLEARING AGREEMENT


   This agreement, made as of the date indicated on the signature page hereof (the "Agreement") between Broadcort Capital Corp. (hereinafter referred to as the "Clearing Firm") and Knight Securities, L.P. (hereinafter referred to as the "Introducing Firm"),

                               WITNESSETH THAT:

   WHEREAS, the Introducing Firm is desirous of availing itself of clearing, execution and other services related to the securities business as more fully set forth herein; and

   WHEREAS, the Clearing Firm desires to extend the foregoing types of services to the Introducing Firm.

   NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

I.  Services
    --------

    A.    Services to be Performed by the Clearing Firm
          ---------------------------------------------

          1. The Clearing Firm will execute orders for the Introducing Firm's customers whose cash or margin accounts have been accepted by Clearing Firm ("Introduced Accounts"), but only insofar as such orders are transmitted by the Introducing Firm to the Clearing Firm.

          2. The Clearing Firm will generate, prepare and, to the extent mutually agreed upon by the parties hereto, mail confirmations respecting each of the Introduced Accounts. Upon mutual agreement of the parties hereto, the Clearing Firm may transmit the necessary information via the Sales Support communication network in order to effect the printing of confirmations at the location of the Introducing Firm.

          3. The Clearing Firm will prepare and mail the summary monthly statements (or quarterly statements if no activity in any Introduced Account occurs during any quarter covered by such statement) to every Introduced Account.

          4. The Clearing Firm will settle contracts and transactions in securities (including options to buy or sell securities) (i) between the Introducing Firm and other brokers and dealers, (ii) between the Introducing Firm and the Introduced Accounts, and
               (iii) between the Introducing Firm and persons other than the Introduced Accounts or other brokers and dealers.

          5. The Clearing Firm will engage in all cashiering functions for the Introduced Accounts, including the receipt, delivery and transfer of securities purchased, sold, borrowed and loaned, receiving and distributing payment therefor, holding in custody and safekeeping all securities and payments so received, the handling of margin accounts, the receipt and distribution of dividends and other distributions, and the processing of exchange offers, rights offerings, warrants, tender offers and redemptions. Upon mutual agreement of the parties hereto, the cashiering functions with respect to the receipt of securities and the making and receiving payment therefor may be relinquished to the Introducing Firm.

          6. The Clearing Firm will construct and maintain prescribed books and records of all transactions executed or cleared through it and not specifically charged to the Introducing Firm pursuant to the terms of this Agreement, including a daily record of required margin and other information required by Rule 432(a) of the rules of the Board of Directors of the New York Stock Exchange, Inc. (the "Rules"), or by the constitution, articles of incorporation, by-laws (or comparable instruments) or rules, regulations or other instruments corresponding to the foregoing, and the stated policies or practices of any other securities exchange (the "Standards"), including but not otherwise limited to any national securities exchange registered under the Securities Exchange Act of 1934, as amended ("National Securities Exchange").

    B.    Services Which Shall Not be Performed by the Clearing Firm
          ----------------------------------------------------------

    Unless otherwise agreed to in a writing executed by the parties hereto, the Clearing Firm shall not engage in any of the following services on behalf of the Introducing Firm:

          1. Accounting, bookkeeping or recordkeeping, cashiering, or any other services with respect to commodity transactions, and/or any transaction other than securities transactions.

          2. Preparation of the Introducing Firm's payroll records, financial statements or any analysis or review thereof or any recommendations relating thereto.

          3. Preparation or issuance of checks in payment of the Introducing Firm's expenses, other than expenses incurred by the Clearing Firm on behalf of the Introducing Firm pursuant to this Agreement.

          4. Payment of commissions, salaries or other remuneration to the Introducing Firm's salesmen or any other employees of the Introducing Firm.

          5. Preparation and filing of reports (the "Reports") with the Securities and Exchange Commission, any state securities commission, any National Securities Exchange, or other securities exchange or securities association or any other regulatory or self-regulatory body or agency with which the

               Introducing Firm is associated and/or by which it is regulated. Notwithstanding the foregoing, the Clearing Firm will, at the request of the Introducing Firm, furnish the Introducing Firm with any necessary information and data contained in books and records kept by the Clearing Firm and not otherwise reasonably available to the Introducing Firm if such information is required in connection with the preparation and filing of Reports by the Introducing Firm.

          6. Making and maintaining reports and records required to be kept by the Introducing Firm by the Currency and Foreign Transactions Reporting Act of 1970 and the regulations promulgated pursuant thereto, or any similar law or regulations enacted or adopted hereafter.

          7.   Verification of the address changes of any Introduced Account.

          8. Obtaining and verifying new account information, and insuring that such information meets the requirements of Rule 405(1) of the Rules and any other Rules or applicable Standards.

          9. Maintaining a record of all personal and financial information concerning any Introduced Account and all orders received therefrom, and maintaining all documents and agreements executed by any Introduced Account.

          10. Holding for safekeeping of the securities of any Introduced Account registered in the name of the Introduced Account.

          11. Accepting deposits from the Introducing Firm in the form of coin or currency of the United States or any other country.

II.  Clearing Charges
     ----------------

     See Schedule A attached hereto and incorporated herein by reference.

     In no event shall the fees charged in this Article II for the above services be in contravention of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Advisers Act of 1940, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations thereunder, or any other law, rule or regulation, Federal, state or local, or any constitution, by-law, rule, regulation or instrument corresponding to the foregoing, or stated policy or practice of any National Securities Exchange or other securities exchange or association or other regulatory or self-regulatory body or agency ("Laws and Regulations"). In the event that such fees are deemed by the Clearing Firm to be in contravention of the Laws and Regulations, they shall be replaced with fees mutually agreed upon by the Clearing Firm and the Introducing Firm.

III. Interest
     --------

     Interest income earned through charges on debit balances in any Introduced Account shall be proprietary to and fully retained by the Clearing Firm. No interest shall be paid or credit given for any credit balances which from time to time may be left on deposit with the Clearing Firm, unless otherwise mutually agreed upon by the Clearing Firm and the Introducing Firm.

IV.  Notations on Statements, Confirmations and Other Written Material
     -----------------------------------------------------------------

     The Clearing Firm shall carry all Introduced Accounts in the name of the Introducing Firm's customer, with a notation on its books and records that such Introduced Accounts were introduced by the Introducing Firm, and all monthly or quarterly statements, confirmations and notices of funds or securities due relating to such Introduced Accounts shall also indicate that the Introduced Accounts were introduced by the Introducing Firm, that the role of the Clearing Firm is to perform only the clearing functions and related services expressly set forth herein, and that the Introducing Firm will continue as broker for the Introduced Accounts. Inadvertent omission of such notations shall not be deemed to constitute a breach of this Agreement. Copies of the forms covering all of the foregoing shall be furnished by the Clearing Firm to the Introducing Firm.

  If the Introducing Firm does not assume any cashiering function with respect to any Introduced Accounts, the account statements of the Clearing Firm sent to Introduced Accounts will contain a provision substantially in the following form:

         The funds and securities specified in this account statement are under the possession or control of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and not with the securities firm that introduced this account to Broadcort Capital Corp., the clearing firm. If you have any questions regarding your account, please contact Customer Services at Broadcort Capital Corp., at 212-670-0600, if your Introducing Firm is unable to assist you.

V.   Opening of Accounts
     -------------------

     A. At the time of the opening of each Introduced Account, the Introducing Firm shall furnish the Clearing Firm with all financial and personal information concerning such Introduced Accounts as the Clearing Firm may reasonably require. At the time of the opening of Introduced Accounts that are margin accounts, the Introducing Firm shall furnish the Clearing Firm with executed customers' agreements, hypothecation agreements and consents to loans of securities (collectively, the "margin agreement"). The Clearing Firm shall supply the Introducing Firm with "new account" and margin agreement forms regarding margin accounts in sufficient quantities, such forms to be submitted to the Clearing Firm upon their completion by the Introducing Firm. If any Introduced Account may have been opened without the Clearing Firm having previously received the foregoing information or, in the case of a margin account, without the Clearing Firm having previously received properly executed margin agreements, failure of the Clearing Firm to receive such information or margin agreements shall not be deemed to be a waiver of the information requirements set forth herein. Upon the written or oral request of the Clearing Firm, the Introducing Firm shall furnish the Clearing Firm with any other documents and agreements executed by the Introduced Account on forms which shall be supplied by the Clearing Firm in sufficient quantities and which may reasonably be required by the Clearing Firm in connection with the opening, operating or maintaining of Introduced Accounts. The Clearing Firm may, at its election, mail margin agreement or "new account" forms directly to the Introduced Accounts upon notification by the Introducing Firm, and/or require completion of its own margin agreement or "new account" forms and, if required, option account agreements for the Introduced Accounts. The Introducing Firm shall promptly provide the Clearing Firm with basic data and copies of documents relating to each of the Introduced Accounts, including, but not otherwise limited to, copies of records of any receipts of the Introduced Accounts' funds and/or securities received directly by the Introducing Firm, as shall be necessary for the Clearing Firm to discharge its service obligations hereunder.

     B. All transactions in any Introduced Account are to be considered cash transactions until such time as the Clearing Firm has received margin agreements, duly and validly executed in respect of such Introduced Account. Nevertheless, it is intended that the Introducing Firm will obtain executed margin agreements within the time periods set forth in the Clearing Firm's procedural manuals. In the event credit is inadvertently extended with respect to such Introduced Accounts, the Introducing Firm shall indemnify and hold the Clearing Firm harmless from and against all loss, liability, damage, cost and expense (including but not otherwise limited to fees and expenses of legal counsel) arising therefrom.

     C. At the time of the opening of any agency Introduced Account, the Introducing Firm shall furnish the Clearing Firm with the name of any principal for whom the Introducing Firm is acting as agent, and written evidence of such authority.

     D. The Introducing Firm shall have the sole and exclusive responsibility for compliance with Rule 405(3) of the Rules and shall specifically approve the opening of any new account before forwarding such account to the Clearing Firm as a potential Introduced Account. The Clearing Firm, in its reasonable business judgment, reserves the right to reject any account which the Introducing Firm may tender to the Clearing Firm as a potential Introduced Account. The Clearing Firm also reserves the right to terminate any account previously accepted by it as an Introduced Account.

     E. Pursuant to written notification received by the Introducing Firm and forwarded to the Clearing Firm, any account of the Introducing Firm may choose to reject the services to be performed by the Clearing Firm pursuant to this Agreement and thus choose not to be serviced as an Introduced Account pursuant hereto. Upon notice from another member organization that an Introduced Account intends to transfer his account thereto, the Clearing Firm shall expedite such transfer and shall have the sole and exclusive responsibility for compliance with Rule 412 of the Rules.

     F. It shall be the sole and exclusive responsibility of the Introducing Firm to make every reasonable effort to ascertain the essential facts relative to any Introduced Account and any order therefor, in compliance with Rule 405(1) of the Rules, including but not otherwise limited to ascertaining the authority of all orders for Introduced Accounts, and the genuineness of all certificates, papers and signatures provided by each Introduced Account. Any investment advice furnished to an Introduced Account shall be the sole and exclusive responsibility of the Introducing Firm.

     G. The Introducing Firm shall be solely and exclusively responsible for the handling and supervisory review of any Introduced Accounts over which the Introducing Firm's partners, officers or employees have discretionary authority, as required by Rule 408 of the Rules and any other applicable Laws and Regulations. The Introducing Firm shall furnish the Clearing Firm with such documentation with respect thereto as may be requested by the Clearing Firm. The Introducing Firm hereby agrees to indemnify and hold the Clearing Firm harmless against any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel), as incurred, suffered or incurred by the Clearing Firm directly or indirectly as a result of any liabilities or claims arising from the exercise by the Introducing Firm, its partners, officers or employees of discretionary authority over Introduced Accounts. The Introducing Firm hereby warrants that with regard to any orders or instructions given by the Introducing Firm with respect to such discretionary accounts, its partners, officers or employees shall have been fully and properly authorized relative thereto and that the execution of such orders shall not be in violation of the Laws and Regulations. Furthermore, the Introducing Firm hereby agrees to indemnify and hold the Clearing Firm harmless against any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel), as incurred, suffered or incurred by the Clearing Firm directly or indirectly as a result of any breach of the Introducing Firm's said warranty. The Introducing Firm hereby agrees and warrants that it will maintain appropriate blanket brokers bond insurance policies covering any and all acts of its employees, agents and partners adequate to fully protect and indemnify the Clearing Firm against any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) which the Clearing Firm may suffer or incur, directly or indirectly, as a result of any act of the Introducing Firm's employees, agents or partners.

     H. The Introducing Firm shall have the sole and exclusive responsibility for the handling and supervisory review of any Introduced Account for an employee or officer of any member organization, self-regulatory organization, bank, trust company, insurance company or other organization engaged in the securities business, and for compliance with Rule 407 of the Rules relating thereto. The Introducing Firm shall furnish the Clearing Firm with such documentation with respect thereto as may be requested by the Clearing Firm.

     I. The Introducing Firm shall have the sole and exclusive responsibility to insure that those of its customers who become Introduced Accounts hereunder shall not be minors or subject to those prohibitions existing under the Laws and Regulations generally relating to the incapacity of any Introduced Account or any conflict of interest relating to such Introduced Account.

     J. The Introducing Firm shall be solely and exclusively responsible for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) sustained or incurred by either the Introducing Firm or the Clearing Firm, arising out of or resulting from any orders the Introducing Firm has taken from Introduced Accounts residing or being domiciled in jurisdictions in which the Introducing Firm has not been or is no longer authorized to do business.

     K. It shall be the sole and exclusive responsibility of the Introducing Firm to comply with any and all prospectus delivery requirements in connection with Introduced Accounts which are option accounts.

     L. For purposes of the Securities Investors Protection Act and the financial responsibility rules promulgated by the Securities and Exchange Commission, the Introduced Accounts shall be deemed customers of the Clearing Firm. For all other purposes, the responsibilities of the Clearing Firm and the Introducing Firm with respect to the Introduced Accounts shall be as specified herein, including with respect to the Introducing Firm's supervisory responsibility specified herein.

VI.  Transactions and Margin
     -----------------------

     A. It is understood that with respect to Introduced Accounts which are margin accounts the Clearing Firm is responsible for compliance with Regulation T, 12 C.F.R. Part 220, the federal margin regulation promulgated by the Board of Governors of the Federal Reserve System (the "Board"), and any interpretive ruling issued by the Board, and letter rulings of the Federal Reserve Bank of New York, Rules and interpretations of the New York Stock Exchange, Inc. and any other applicable margin and margin maintenance requirements of the Laws and Regulations. The Introducing Firm is responsible to the Clearing Firm for the collection of the margin required to support each transaction for, and to maintain margin in, each Introduced Account, in conformity with the above margin and margin maintenance requirements. After such initial margin on each transaction has been received, maintenance margin calls shall be generated by the Clearing Firm and made by the Clearing Firm or by the Introducing Firm at the instructions of the Clearing Firm. The Clearing Firm shall have the right to modify, in its sole discretion, the margin requirements of any Introduced Account from time to time so that the Clearing Firm may call for additional margin. Therefore, the Clearing Firm shall be the sole judge as to the amount of margin to be required of and maintained by Introduced Accounts, which may be imposed by security or specific Introduced Account and need not be of general application.

     B. On all transactions, the Introducing Firm shall be solely and exclusively responsible to the Clearing Firm for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel), as incurred, incurred or sustained by the Introducing Firm or the Clearing Firm as a result of the failure of any Introduced Account to make timely payment for the securities purchased by it or timely and good delivery of securities sold for it, or timely compliance by it with margin or margin maintenance calls (provided that the Clearing Firm has timely issued such call and given notice thereof to the Introducing Firm), whether or not any margin extensions have been granted by the Clearing Firm pursuant to the request of the Introducing Firm, except that no interest will be charged by the Clearing Firm for cash shorts in Introduced Accounts. The Introducing Firm agrees to be solely and exclusively responsible to the Clearing Firm for any loss or liability whatsoever should any check or draft given to the Clearing Firm by any of the Introduced Accounts be returned to the Clearing Firm unpaid. The Introducing Firm furthermore agrees to be solely and exclusively responsible for the payment and delivery of all "when issued" or "when distributed" transactions which the Clearing Firm may accept, forward or execute for Introduced Accounts.

     C. On all over-the-counter transactions for Introduced Accounts, the Introducing Firm shall furnish the Clearing Firm with the names of the respective purchasing and selling broker-dealers (except as otherwise provided in Section D of this Article VI, as set forth below), the names of the purchasing and selling customers, and the wholesale and retail purchase and sale prices.

     D. Should the Introducing Firm give an order in an over-the-counter security to the Clearing Firm and the counterparty is left to the Clearing Firm's discretion, the Clearing Firm will assume the responsibility of paying the Introducing Firm that which the counterparty has failed to pay pursuant to the over-the-counter transaction ("del credere risk"). In case the Introducing Firm executes its own over-the-counter order or designates the counterparty, it shall be understood that in the event the over-the-counter dealer with whom the Introducing Firm dealt or whom it designated fails to live up to its part of the transaction, the Introducing Firm will assume the del credere risk and reimburse the Clearing Firm for any loss sustained thereby.

     E. The Introducing Firm shall be solely and exclusively responsible for approving all orders for the Introduced Accounts and for establishing procedures to insure that such approved orders are transmitted properly to the Clearing Firm for execution. The Clearing Firm, in its reasonable business judgment, reserves the right to reject any order which the Introducing Firm may transmit to the Clearing Firm for execution.

     F. The Introducing Firm shall be solely and exclusively responsible for the supervisory review of all orders for the Introduced Accounts and shall insure that any orders and instructions given by it or any of its employees to the Clearing Firm pursuant to the terms of this Agreement shall have been properly authorized in advance.

     G. The Introducing Firm shall be solely and exclusively responsible for sales and purchases for the Introduced Accounts that may create or result in a violation of any of the Laws and Regulations.

     H. All transactions pursuant to the terms of this Agreement shall be subject to the constitution, rules, by-laws, regulations, stated policies, practices, and customs and any modifications thereof of any National Securities Exchange or other securities exchange or market and its clearing house, if any, where executed, and the Laws and Regulations. It is understood that the Introducing Firm assumes sole and exclusive responsibility for compliance with the Laws and Regulations in the same manner and to the same degree as if the Introducing Firm were performing the services for the Introduced Accounts that have been assumed by the Clearing Firm pursuant to this Agreement, except insofar as the Clearing Firm may, pursuant to Section D of this Article VI, as set forth above, select the counterparty to a particular transaction.

     I. All transactions heretofore between the Introducing Firm and the Clearing Firm with respect to orders given by or for the Introduced Accounts and cleared through the Clearing Firm shall be subject to the provisions of this Agreement.

VII. Supervisory Responsibility
     --------------------------

      A. The Introducing Firm shall have the sole and exclusive responsibility for the review of all Introduced Accounts and for compliance with any supervisory responsibility under Rule 405(2) of the Rules, including but not otherwise limited to matters involving the investment objectives of the Introduced Accounts, the suitability of the investments made by the Introduced Accounts, the reasonable bases for recommendations made to Introduced Accounts, and the frequency of trading in the Introduced Accounts, whether or not such transactions are instituted by the Introducing Firm, its partners, officers, employees or any registered investment advisor.

      B. The Introducing Firm and the Clearing Firm shall each be responsible for compliance with any supervisory procedures under Rule 342 of the Rules and, to the extent applicable, any other provisions of the Laws and Regulations, including but not otherwise limited to supervising the activities and training of their respective registered representatives, as well as all of their other respective employees in the performance of functions specifically allocated to them pursuant to the terms of this Agreement.

VIII.Information to be Provided by the Introducing Firm
     --------------------------------------------------

      A. The Introducing Firm shall provide the Clearing Firm with copies of all financial information and reports filed by the Introducing Firm with the New York Stock Exchange, Inc. (if a member), the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, and any other National Securities Exchange (where a member) (including but not otherwise limited to monthly and quarterly Financial and Operational Combined Uniform Single Reports, i.e., "FOCUS" Reports) simultaneous with the filing therewith.

      B. The Introducing Firm shall submit to the Clearing Firm on a monthly basis or, if so requested by the Clearing Firm, at more frequent intervals, information and reports relating to the Introducing Firm's financial integrity, including but not otherwise limited to information regarding the Introducing Firm's aggregate indebtedness ratio and net capital.

      C. The Introducing Firm shall provide the Clearing Firm with all appropriate data in its possession pertinent to the proper performance and supervision of any function or responsibility specifically allocated to the Clearing Firm pursuant to the terms of this Agreement.

      D. The Introducing Firm shall provide the Clearing Firm with any amendment or supplement to the Form BD of the Introducing Firm.

IX.  Information to be Provided by the Clearing Firm
     -----------------------------------------------

      The Clearing Firm shall provide the Introducing Firm with all appropriate data in its possession pertinent to the proper performance and supervision of any function specifically allocated to the Introducing Firm pursuant to the terms of this Agreement. The Introducing Firm shall be responsible for and shall promptly reimburse the Clearing Firm for all costs incurred by the Clearing Firm in connection with the preparation and mailing of such information.

X.   Customer Notification and Correspondence
     ----------------------------------------

      A. The Introducing Firm shall be solely and exclusively responsible for informing its customers in a written correspondence, the form and substance of which will be mutually agreed upon, prior to the effective date of this Agreement, as to the general nature of the services to be provided by the Clearing Firm pursuant to this Agreement and the right of such customers to reject the services provided herein. Any new customers of the Introducing Firm shall also be informed as provided herein, prior to such customers becoming Introduced Accounts. The Introducing Firm shall be solely and exclusively responsible for the payment of all costs incurred in connection with the preparation and mailing of such customer correspondence.

      B. The Introducing Firm shall inform its customers pursuant to such written correspondence that all inquiries and correspondence should be directed to the Introducing Firm. All customer correspondence shall be reviewed and responded to by the party responsible for the specific area to which the inquiry or complaint relates pursuant to the terms of this Agreement. In the event such correspondence is not directed to such party originally, the Introducing Firm or Clearing Firm shall expeditiously forward such correspondence to the appropriate party.

XI.  Errors, Controversies and Indemnities
     -------------------------------------

      A. Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between the Introduced Accounts and the Introducing Firm or any of its employees, which shall arise out of acts or omissions of the Introducing Firm or any of its employees (including, without limiting the foregoing, the failure of the Introducing Firm to deliver promptly to the Clearing Firm any instructions received by the Introducing Firm from an Introduced Account with respect to the voting, tender or exchange of shares held in such Introduced Account), shall be the sole and exclusive responsibility and liability of the Introducing Firm. In the event, however, that by reason of such error, misunderstanding or controversy, the Introducing Firm in its discretion deems it advisable to commence an action or proceeding against an Introduced Account, the Introducing Firm shall indemnify and hold the Clearing Firm harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel), as incurred, which the Clearing Firm may incur or sustain in connection therewith or under any settlement thereof. If such error, misunderstanding or controversy shall result in the bringing of an action or proceeding against the Clearing Firm, the Introducing Firm shall indemnify and hold the Clearing Firm harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel), as incurred, which the Clearing Firm may incur or sustain in connection therewith or under any settlement thereof.

      B. Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between the Introduced Accounts and the Introducing Firm or any of its employees, which shall arise out of acts or omissions of the Clearing Firm or any of its employees, shall be the sole and exclusive responsibility and liability of the Clearing Firm. In the event, however, that by reason of such error, misunderstanding or controversy, the Clearing Firm in its discretion deems it advisable to commence an action or proceeding against an Introduced Account, the Clearing Firm shall indemnify and hold the Introducing Firm harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel), as incurred, which the Introducing Firm may incur or sustain in connection therewith or under any settlement thereof. If such error, misunderstanding or controversy shall result in the bringing of an action or proceeding against the Introducing Firm, the Clearing Firm shall indemnify and hold the Introducing Firm harmless from any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel), as incurred, which the Introducing Firm may incur or sustain in connection therewith or under any settlement thereof.

      C. The Clearing Firm and the Introducing Firm both agree to indemnify the other and hold the other harmless from and against any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel), as incurred, arising out of or resulting from any failure by the indemnifying party or any of its employees to carry out fully the duties and responsibilities assigned to the indemnifying party herein (including, without limitation, the indemnification obligations contained in this Agreement) or any breach of any representation or warranty herein by the indemnifying party under this Agreement. The Introducing Firm hereby agrees to indemnify and hold the Clearing Firm harmless from and against any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel), as incurred, sustained or incurred in connection herewith in the event any Introduced Account fails to meet any initial margin call or maintenance call, in conformity with Article VI hereof.

      D. The indemnification provisions in this Agreement shall remain operative and in full force and effect, regardless of the termination of this Agreement, and shall survive any such termination.

      E. The Introducing Firm agrees to maintain, and to provide evidence thereof to the Clearing Firm, at least $500,000 blanket brokers indemnity bond insurance covering any and all acts of its employees, agents and partners, with an insurance company reasonably acceptable to the Clearing Firm, listing the Clearing Firm as an insured party and permitting the Clearing Firm to assume the policy in the event of the Introducing Firm ceasing operations.

XII. Representations, Warranties and Covenants
     -----------------------------------------

      A.  The Introducing Firm represents, warrants and covenants as follows:

             1. The Introducing Firm will (a) maintain at all times a net capital computed in accordance with Rule 15c3-1 of at least
                  (i) $100,000 in excess of the minimum net capital required by such rule if the Introducing Firm is a market maker (as that term is defined under Rule 15c3-1) and (ii) $50,000 in excess of the minimum net capital required by such rule if the Introducing Firm is not a market maker, and (b) immediately notify the Clearing Firm when (i) its net capital is less than the applicable amount set forth in (a) above, (ii) its Aggregate Indebtedness Ratio reaches or exceeds 10 to 1 or
                  (iii) if the Introducing Firm has elected to operate under Rule l5c3-1(a)(1)(ii) of the Securities Exchange Act of 1934, as amended, when its net capital is less than 5% of aggregate debit items computed in accordance with Rule l5c3-3.

             2. The Introducing Firm is a member in good standing of the National Association of Securities Dealers, Inc. The Introducing Firm will promptly notify the Clearing Firm of any additional exchange memberships or affiliations. The Introducing Firm shall also comply with whatever non-member access rules have been promulgated by any National Securities Exchange or any other securities exchange of which it is not a member.

             3. The Introducing Firm is and during the term of this Agreement will remain duly registered or licensed and in good standing as a broker/dealer under all applicable Laws and Regulations.

             4. The Introducing Firm has all the requisite authority in conformity with all applicable Laws and Regulations to enter into this Agreement and to retain the services of the Clearing Firm in accordance with the terms hereof.

             5. The Introducing Firm is in compliance, and during the term of this Agreement will remain in compliance with (i) the capital and financial reporting requirements of every National Securities Exchange or other securities exchange and/or securities association of which the Introducing Firm is a member, (ii) the capital requirements of the Securities and Exchange Commission, and (iii) the capital requirements of every state in which the Introducing Firm is licensed as a broker/dealer.

             6. The Introducing Firm shall not generate and/or prepare any statements, billings or confirmations respecting any Introduced Account unless expressly so instructed in writing by the Clearing Firm.

             7. The Introducing Firm shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the Clearing Firm, which requirement shall survive the life of this Agreement.

      B.  The Clearing Firm represents, warrants and covenants as follows:

             1. The Clearing Firm is a member in good standing of the National Association of Securities Dealers, Inc. and the New York Stock Exchange, Inc.

             2. The Clearing Firm is and during the term of this Agreement will remain duly licensed and in good standing as a broker/dealer under all applicable Laws and Regulations.

             3. The Clearing Firm has all the requisite authority, in conformity with all applicable Laws and Regulations, to enter into and perform this Agreement.

             4. The Clearing Firm is in compliance, and during the term of this Agreement will remain in compliance with (i) the capital and financial reporting requirements of every National Securities Exchange and/or other securities exchange or association of which it is a member, (ii) the capital requirements of the Securities and Exchange Commission, and
                  (iii) the capital requirements of every state in which it is licensed as a broker/dealer.

             5. The Clearing Firm represents and warrants that the names and addresses of the Introducing Firm's customers which have or which may come to its attention in connection with the clearing and related functions it has assumed under this Agreement are confidential and shall not be utilized by the Clearing Firm except in connection with the functions performed by the Clearing Firm pursuant to this Agreement. Notwithstanding the foregoing, should an Introduced Account request, on an unsolicited basis, that the Clearing Firm or an organization affiliated with the Clearing Firm become its broker, acceptance of such Introduced Account by the Clearing Firm or such affiliated organization shall in no way violate this representation and warranty, nor result in a breach of this Agreement.

             6. The Clearing Firm shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the Introducing Firm, which requirement shall survive the life of this Agreement.

XIII.  Termination - Event of Default
       ------------------------------

       Notwithstanding any provision in this Agreement, the following events or occurrences shall constitute an Event of Default under this Agreement:

            (i) either the Clearing Firm or the Introducing Firm shall fail to perform or observe any term, covenant or condition to be performed or observed by it hereunder and such failure shall continue to be unremedied for a period of 60 days (30 days in the case of a failure of the Introducing Firm to maintain the net capital ratios set forth in Section A(i)(a) of Article
                  XII) after written notice from the non-defaulting party to the defaulting party specifying the failure and demanding that the same be remedied; or

            (ii) any representation or warranty made by either the Clearing Firm or the Introducing Firm herein shall prove to be incorrect at any time in any material respect; or

            (iii) a receiver, liquidator or trustee of either the Clearing Firm or the Introducing Firm, or of its property, held by either party, is appointed by court order and such order remains in effect for more than 30 days; or either the Clearing Firm or the Introducing Firm is adjudicated bankrupt or insolvent; or any of its property is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against either the Clearing Firm or the Introducing Firm under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filing; or

            (iv) either the Clearing Firm or the Introducing Firm files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

            (v) either the Clearing Firm or the Introducing Firm makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either the Clearing Firm or the Introducing Firm, or of any property held by either party.

Upon the occurrence of any such Event of Default, the non-defaulting party may, at its option, by notice to the defaulting party declare that this Agreement shall be thereby terminated and such termination shall be effective as of the date such notice has been sent or communicated to the defaulting party.

XIV. Remedies Cumulative
     -------------------

      The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power, remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.

XV.  Year 2000
     ---------

      The Introducing Firm agrees that, in the event the Introducing Firm desires to establish an electronic link with the Clearing Firm or any of its affiliates, the Introducing Firm shall be required to make a representation with respect to the Year 2000 compliance of any of its systems that may interface with the Clearing Firm's systems (or those of any affiliate), and the Clearing Firm shall, in its sole discretion, determine whether to permit the electronic interface to exist (or to discontinue any link after being established). The Clearing Firm may require that evidence of compliance be provided.

XVI. PAIB Requirements
     -----------------

      The Clearing Firm and Introducing Firm agree to comply with the SEC No-Action Letter, dated November 3, 1998 ("No-Action Letter") relating to the capital treatment of assets in the proprietary account of an introducing broker ("PAIB") and to permit Introducing Firm to use PAIB assets in its net capital computations.

      A. Introducing Firm shall identify to Clearing Firm in writing all accounts that are, or from time to time may be, its proprietary accounts. The Clearing Firm shall perform a computation for Introducing Firm's PAIB assets ("PAIB Reserve Computation") in accordance with the customer reserve computation set forth in Rule 15c3-3 ("customer reserve formula") with the following modifications:

             1. Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula may not be included as a credit in the PAIB reserve computation;

             2. Note E(3) to Rule 15c3-3a which reduces debit balances by 1% under the basic method and subparagraph (a)(1)(ii)(A) of the net capital rule which reduces debit balances by 3% under the alternative method shall not apply; and

             3. Neither Note E(1) to Rule 15c3-3a nor NYSE Interpretation /04 to Item 10 of Rule 15c3-3a regarding securities concentration charges shall be applicable to the PAIB reserve computation.

      B. The PAIB reserve computation shall include all proprietary accounts belonging to Introducing Firm. All PAIB assets shall be kept separate and distinct from customer assets under the customer reserve formula in Rule 15c3-3.

      C. The PAIB reserve computation shall be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.

      D. The Clearing Firm shall establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of Customers" with a bank in conformity with the standards of paragraph (f) of Rule 15c3-3 ("PAIB Reserve Account"). Cash and/or qualified securities as defined in the customer reserve formula shall be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

      E. If the PAIB reserve computation results in a deposit requirement, the requirement may be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula shall not be satisfied with excess debits from the PAIB reserve computation.

      F. Introducing Firm's commissions receivable and other receivables from the Clearing Firm (excluding clearing deposits) that are otherwise allowable assets under the net capital rule shall be excluded from the PAIB reserve computation if the amounts have been clearly identified as receivables on Introducing Firm's books and records of and as payables on the books of the Clearing Firm.

      G. Introducing Firm represents that it is not a guaranteed subsidiary of a clearing broker and that it is not a guarantor of a clearing broker.
Introducing Firm also represents that it will immediately notify the Clearing Firm in the event that either of the foregoing representations becomes inaccurate.

      H. Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, the Clearing Firm shall by facsimile or telegram immediately notify its designated examining authority and the Securities and Exchange Commission ("Commission"). Unless a corrective plan is found acceptable by the Commission and the designated examining authority, the Clearing Firm shall provide written notification to Introducing Firm within 5 business days of the date of discovery that PAIB assets held by the Clearing Firm shall not be deemed allowable assets for net capital purposes. The notification shall also state that if Introducing Firm wishes to continue to count its PAIB assets as allowable, it has until the last business day of the month following the month in which the notification was made to transfer all PAIB assets to another clearing broker. However, if the deposit deficiency is remedied before the time at which Introducing Firm must transfer its PAIB assets to another clearing broker, Introducing Firm may choose to keep its assets at the Clearing Firm.

      I. The parties shall adhere to the terms of the No-Action Letter, including the Interpretations set forth therein, in all respects.

XVII. Customer Complaints, Exception Reports and Check Writing Authority
      ------------------------------------------------------------------

      A. Customer Complaints. Introducing Firm authorizes the Clearing Firm, and
         -------------------
the Clearing Firm agrees to (i) furnish promptly any written customer complaint received by the Clearing Firm regarding any of its customers or its associated persons relating to functions and responsibilities allocated to Introducing Firm pursuant to this Agreement, directly to Introducing Firm and its designated examining authority; and (ii) notify its customer in writing that the Clearing Firm has received the complaint, and that the complaint has been furnished to Introducing Firm and to its designated examining authority.

      B. Exception Reports.  The Clearing Firm agrees to furnish a list of all
         -----------------
reports that it offers to Introducing Firm to assist Introducing Firm to supervise and monitor its accounts in order for Introducing Firm to carry out its functions and responsibilities pursuant to this Agreement. The Clearing Firm agrees to notify Introducing Firm promptly, in writing, of those specific reports offered by the Clearing Firm that Introducing Firm requires to supervise and monitor its customer accounts. The Clearing Firm may provide data or data software to Introducing Firm that enables it to prepare its own reports provided the Clearing Firm can recreate the report or furnish the data and the data software used to prepare the report upon the request of the designated examining authority. The Clearing Firm must comply with the notification requirement by informing Introducing Firm of the data and data software that is available. The Clearing Firm agrees to retain and preserve as part of its records copies of the specific reports requested by and/or supplied to Introducing Firm or alternatively, where reports are supplied through data and data software, retain and preserve such items from which the reports are prepared. The Clearing Firm agrees to provide a written notice to Introducing Firm's chief executive and compliance officers within 30 days of July 1 of each year indicating the list of reports offered to Introducing Firm and specify the reports that were actually requested by and/or supplied to Introducing Firm. A copy of the notice will be sent to Introducing Firm's designated examining authority.


      C. Check Writing Authority. In connection with the services that are to be
         -----------------------
performed by the Clearing Firm under this Agreement, the Clearing Firm will not establish a checking account on Introducing Firm's behalf or on behalf of Introducing Firm's customers.

XVIII.Order Audit Trail System (OATS)
      ------------------------------

      A. In compliance with NASDR requirements, the Clearing Firm implemented an Order Audit Trail System ("OATS"). For all NASDAQ transactions executed by the Clearing Firm, the Clearing Firm agrees to perform OATS reporting for all data commencing at the time an order is received by the Clearing Firm.

      B. The Clearing Firm will not report any data (i) covering time periods before an order is received, (ii) on transactions that were settled and/or cleared but not executed by the Clearing Firm, (iii) for transactions that were cleared through another clearing broker.

      C. Introducing Firm is required to file a "new order report" detailing the time the order was entered by Introducing Firm and a "route report" indicating the time the order was sent to Clearing Firm in order to satisfy Introducing Firm's OATS requirements.

XIX.  Miscellaneous
       -------------

      A. As of the effective date of this Agreement the Clearing Firm will not convert to its records as Introduced Accounts customer accounts of the Introducing Firm that are partially or totally unsecured, securities in the name of the Introducing Firm's customers, or legal transfer securities (securities in the name of estates, trust, joint ownership, foreign ownership and such).

      B. The Clearing Firm shall have the power to place open orders as instructed by the Introducing Firm as of the effective date of this Agreement, and appropriate adjustments shall be made by the Clearing Firm to reflect that the Clearing Firm has acted as broker on the open orders with specialists on any National Securities Exchange or other securities exchange.

      C. The Clearing Firm shall have the power to effect appropriate adjustments with respect to pending dividends and other distributions from the effective date of this Agreement through the last payable date of such pending dividends.

      D. The Introducing Firm shall be responsible for providing annual dividend and distribution information as contained in IRS Form 1087 and any other information required to be reported by Federal, state, or local tax laws, rules or regulations, to its customers until the effective date of this Agreement, whereupon the Clearing Firm shall assume this function as to Introduced Accounts.

      E. The Clearing Firm shall have the power to allocate and make appropriate adjustments for fails, reorganization accounts, other work in process accounts, and coverages relating to accounts of the customers of the Introducing Firm that have become Introduced Accounts pursuant to the terms of this Agreement.

      F. The Introducing Firm shall assume all liabilities in connection with uncompared principal trades. The Introducing Firm shall also assume all liabilities in connection with the bad debts of all Introduced Accounts. The Introducing Firm has the responsibility to collect from its customers unsecured and partially secured debits in the Introduced Accounts and to transmit such collections to the Clearing Firm within the appropriate time periods as established in procedural manuals of the Clearing Firm. If any debit balances remain outstanding for a time period longer than the established period, the Clearing Firm is authorized to apply, as payment of such debit balances, commission fees owed to the Introducing Firm in connection with transactions pursuant to this Agreement.

     G. Transfers of securities relating to Introduced Accounts shall be frozen ten business days prior to the effective date of this Agreement.

     H. The Clearing Firm shall limit its services pursuant to the terms of this Agreement to that of clearing functions and the related services expressly set forth herein and the Introducing Firm shall not hold itself out as an agent of the Clearing Firm or any of the subsidiaries or companies controlled directly or indirectly by or affiliated with the Clearing Firm. Should the Introducing Firm in any way attempt to hold itself out as, advertise or in any way represent that it is the agent of the Clearing Firm, the Clearing Firm shall have the power, at its option, to terminate this Agreement and the Introducing Firm shall be liable for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) sustained or incurred by the Clearing Firm as a result of such a representation of agency or apparent authority to act as an agent of the Clearing Firm or agency by estoppel.

     I. This Agreement supersedes any previous agreement and may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed as a cancellation of this Agreement.

     J. This Agreement shall be submitted to and/or approved by any National Securities Exchange, or other regulatory and self-regulatory bodies vested with the authority to review and/or approve this Agreement or any amendment or modifications hereto. In the event of any such disapproval, the parties hereto agree to bargain in good faith to achieve the requisite approval.

     K. This Agreement may be cancelled by either of the parties hereto upon sixty (60) days' written notice; provided, however, that this Agreement may be cancelled by either party upon thirty (30) days' written notice if (i) the net capital ratio of the other party exceeds 10 to 1 or (ii) if the other party has elected to operate under Rule l5c3-1(a)(1)(ii) of the Securities Exchange Act of 1934, as amended, when its net capital is less than 3% of aggregate debit items computed in accordance with Rule l5c3-3, and provided, further, that this Agreement may be cancelled by the Clearing Firm at any time between the date on which this Agreement is executed and the effective date of this Agreement if there is a material change in the control or management of the Introducing Firm.

     L. ANY DISPUTE OR CONTROVERSY BETWEEN THE INTRODUCING FIRM AND THE CLEARING FIRM RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE SETTLED BY ARBITRATION BEFORE AND UNDER THE RULES OF THE ARBITRATION COMMITTEE OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., UNLESS THE TRANSACTION WHICH GAVE RISE TO SUCH DISPUTE OR CONTROVERSY WAS EFFECTED IN ANOTHER EXCHANGE OR MARKET WHICH PROVIDES ARBITRATION FACILITIES, IN WHICH CASE IT SHALL BE SETTLED BY ARBITRATION UNDER SUCH FACILITIES. THE DECISION OF THE ARBITERS MAY BE ENTERED AS A FINAL JUDGMENT IN ANY COURT OF COMPETENT JURISDICTION.

     M. The Clearing Firm will not be bound to make any investigation into the facts surrounding any transaction that it may have with the Introducing Firm on a principal or agency basis or that the Introducing Firm may have with its customers or other persons, nor will the Clearing Firm be under any responsibility for compliance by the Introducing Firm with any Laws or Regulations which may be applicable to the Introducing Firm.

     N. To facilitate the keeping of records by the Clearing Firm, the Introducing Firm will turn over promptly to the Clearing Firm any and all payments and securities which the Introducing Firm receives from its customers. Concurrently with the delivery of such payments or securities to the Introducing Firm, it shall furnish the Clearing Firm with such information as may be relevant or necessary to enable the Clearing Firm to record promptly and properly such payments and securities in the respective Introduced Accounts.

     O. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of the Introducing Firm or the Clearing Firm. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement by the Introducing Firm shall be valid unless the Clearing Firm consents to such an assignment in writing. Any assignment by the Clearing Firm to any subsidiary that it may create or to a company affiliated with or controlled directly or indirectly by it will be deemed valid and enforceable in the absence of any consent from the Introducing Firm. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between the Introducing Firm and the Clearing Firm.

     P. Notwithstanding the provisions of Section L of Article XIX that any dispute or controversy between the parties relating to or arising out of this Agreement shall be referred to and settled by arbitration, in connection with any breach by the Introducing Firm of Section H, the Clearing Firm may, at any time prior to the initial arbitration hearing pertaining to such dispute or controversy, by application to the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York seek any such temporary or provisional relief or remedy ("provisional remedy") provided for by the laws of the United States of America or the laws of the State of New York as would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate. The parties acknowledge and agree that it is their intention to have any such application for a provisional remedy decided by the court to which it is made and that such application shall not be referred to or settled by arbitration. No such application to either said court for a provisional remedy, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy with respect to which such application is made settled by arbitration in accordance with Section L above.

     Q. The Introducing Firm shall not, without having obtained the prior written approval of the Clearing Firm, agree to place or place any advertisement in any newspaper, publication, periodical or any other media or communicate with any customer or the public in any manner whatsoever if such advertisement or communication in any manner makes reference to the Clearing Firm, to any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control, with the Clearing Firm and to the clearing arrangements and/or any of the services embodied in this Agreement.

     R. The Laws and Regulations require that the Clearing Firm must have proper documentation to support any account opened on its books, including Introduced Accounts. If, after reasonable requests therefor, the necessary documents so as to enable the Clearing Firm to comply with such account documentation requirements of the Laws and Regulations have not been received by the Clearing Firm, the Introducing Firm shall receive notification that no further orders will be accepted for the Introduced Accounts involved. Should it happen that inadvertent orders are placed for such accounts after this notice is received, no commission credit will be granted from such orders. On receipt of the necessary documents, this restriction will be lifted on future commissions, but any commissions withheld will not be credited or paid. This Agreement is not in any way intended to limit the responsibility of the Clearing Firm under the Laws and Regulations with respect to Introduced Accounts.

     S. THE CONSTRUCTION AND EFFECT OF EVERY PROVISION OF THIS AGREEMENT, THE RIGHTS OF THE PARTIES HEREUNDER AND ANY QUESTIONS ARISING OUT OF THE AGREEMENT, SHALL BE SUBJECT TO THE STATUTORY AND COMMON LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1501 OF THE GENERAL OBLIGATION LAW) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     T. The headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     U. This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon the Introducing Firm any special treatment regarding any other arrangements, agreements or understandings which presently exist between the Introducing Firm and the Clearing Firm or which may hereafter exist. The Introducing Firm shall be under no obligation whatsoever to deal with the Clearing Firm or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with the Clearing Firm, in any capacity other than as set forth in this Agreement. Likewise, the Clearing Firm shall be under no obligation whatsoever to deal with the Introducing Firm or any of its affiliates in any capacity other than as set forth in this Agreement.

     V. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

     W. For the purposes of any and all notices, consents, directions, approvals, restrictions, requests or other communications required or permitted to be delivered hereunder, the Clearing Firm's address shall be 222 Broadway, 6th Floor, New York, New York 10038, with a copy to the General Counsel at the same address, and the Introducing Firm's address shall be as specified on the signature page hereof and either party may change its address for notice purposes by giving written notice pursuant to registered mail of the new address to the other party.

     X. This Agreement shall become effective on or about the date specified on the signature page hereof as the effective date or such other date mutually agreed upon by the parties hereto.

     Y. The Clearing Firm shall not be liable for any loss caused, directly or indirectly, by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond the control of the Clearing Firm. In the event that any communications network or computer system used by the Clearing Firm, whether or not owned by the Clearing Firm, is rendered inoperable, the Clearing Firm shall not be liable to the Introducing Firm for any loss, liability, claim, damage or expense resulting, either directly or indirectly, therefrom.

     Z. The Clearing Firm shall have the right to investigate, or arrange for an appropriate party to investigate, the Introducing Firm's credit; provided, however, that the Introducing Firm may make a written request for disclosure of the nature of such investigation within a reasonable time. Nothing in this paragraph shall be construed to relieve the Introducing Firm of its obligation to oversee its financial integrity.

Made and executed at New York, New York on the date specified below.



                                       KNIGHT SECURITIES, L.P.

                                       By: /s/ William Karsh
                                          ------------------------------------
                                       Title: SVP
                                             ---------------------------------



BROADCORT CAPITAL CORP.

By: /s/ James Smyth
   ----------------------------------
Title: Managing Director
      -------------------------------



Date of Clearing Agreement:  September 28, 1999
Effective Date of this Clearing Agreement:  October 14, 1999



Introducing Firm's Address:
Newport Tower
525 Washington Boulevard
29th Floor
Jersey City, New Jersey 07310

SCHEDULE A

                               CLEARING CHARGES


(A)  CLEARING ONLY RATES
     -------------------

     O.T.C. Equities (CNS)            $****** per transaction (post compression)
     O.T.C. Equities (Excleared)      $****** per transaction
     O.T.C. (D.V.P.)                  $****** per transaction

(B)  INTERNATIONAL
     -------------

     Foreign Equities - ORD's           $****** per transaction
     ADR to ORD Conversions             $****** per transaction plus fees*
     Euroclear, CEDEL & CREST           $****** per transaction

     *Fees
         $****** per share for Sponsored issuance and cancellation $****** per share for Unsponsored cancellations
         Fees are defined as costs that are incurred from the ADR agent.

(C)  OPTIONS
     -------

     [INTENTIONALLY LEFT BLANK]

(D)  MISCELLANEOUS SECURITIES
     ------------------------

     Clearance charges not set forth within the above schedule will be by mutual agreement between the parties hereto.

GENERAL
-------

(A)  RETURNED DELIVERIES
     -------------------

     In the event that any Introduced account or its agent (including but not otherwise limited to its custodian bank) rejects a valid "delivery against payment" (as this phrase is customarily used in the securities industry) made by the Clearing Firm, the Clearing Firm will charge the Introducing Firm ****** from the date of such rejection until such time as such valid delivery is accepted and payment is received.

                                                                    EXHIBIT 10.2

(B)  EXTENSIONS
     ----------

     The Introducing Firm will be charged ****** for each extension granted by the Clearing Firm.


(C)  REGISTER AND SHIP TRANSFERS
     ---------------------------

     The Introducing Firm will be charged ****** for each transfer requested of the Clearing Firm.

(D)  FED FUND WIRE
     -------------

     The Introducing Firm will be charged ****** for each Fed Fund Money wire requested of the Clearing Firm.

(E)  CHARGES AND FEES
     ----------------

     The foregoing charges and fees are based upon the type and level of securities business represented as of the date of this agreement by the Introducing Firm to the Clearing Firm. All such charges may be subject to renegotiation and change upon the mutual consent of both parties.

(F)  INTEREST RATES
     --------------

     The following percentage and rates will be used to calculate the money owed to the Introducing Firm by the Clearing Firm or money owed to the Clearing Firm by the Introducing Firm on the following balances:

         Free Credit Balances            ******

         Debit Balances                  ******

         Short                           ******




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